Exhibit (a)(1)(L)
Willis Group Holdings Limited — Offer to Purchase Eligible Stock Options
On July 8, 2009, Willis Group Holdings Limited (“Willis”) launched an Offer to Purchase Eligible Stock Options (the “Offer”) from Willis Associates who currently hold stock options which meet specific eligibility criteria.
Equity compensation, such as stock options, serves as a motivational and retentive tool, aligning the interests of Associates with shareholders. In light of the significant economic downturn over the past nine months, many of the stock options you currently hold are underwater (i.e. the exercise price per share is higher than the current market value of a share) and are not providing the value intended. As such, Willis has carefully considered alternative means of providing value and has chosen to implement the Offer, which provides Associates with the opportunity to receive consideration in cash in exchange for these underwater options.
After July 9, 2009, you may listen to a recording of the conference call hosted by Joe Plumeri on July 9, 2009 by clicking here, which further explains and introduces the Offer.
A summary of the terms of the Offer are as follows:
•	Willis is offering a cash payment of US$2.04 per share of common stock subject to all Eligible Options (defined below). Outside the US, cash payment amounts will be converted into your local currency (using the U.S. exchange rate in effect as of June 30, 2009, which was the date we completed the valuation of Eligible Options) prior to payment. You will be able to see the amount of cash payment in your local currency on the Election Form page of this website.

•	Eligible Options are those which:
o	have an exercise price greater than $35.00 per share;

o	are currently fully vested or would become fully vested by December 31, 2010;

o	were granted under our Amended and Restated 2001 Share Purchase and Option Plan, excluding options granted under the following sub-plans of the Plan: The Willis Group Holdings Limited Sharesave Plan 2001, The Willis Group Holdings Limited International Sharesave Plan, and The Willis Group Holdings Limited Irish Sharesave Plan;

o	are outstanding (i.e., have not been exercised) at the time the Offer is launched and at the expiration time of the Offer; and

o	are held by Eligible Optionees (as defined in the Offer).
•	Participation is on a grant by grant basis.

•	The cash payout has no vesting requirements or other restrictions. The cash payments, subject to tax withholdings, will be paid as soon as administratively practicable following the expiration of the Offer. Assuming the Offer period is not extended, it is anticipated that payment will be made through your local payroll around the end of August.

•	Participation in the Offer is voluntary.

•	If you choose not to participate, you will retain your outstanding stock options and their terms will remain unchanged.

•	The Offer period will expire at 5 p.m. New York Time (EDT) on August 6, 2009, unless we extend it.

•	The Offer is not available to the members of our Board of Directors or our Partners Group, comprised of our executive officers and other heads of major business areas and corporate functions.
The documents describing the Offer and the actions you need to take to participate in the Offer are available on the Offer Documents page of this website. If you wish to participate, you must elect to do so on the Election Form page of this website. The Election Form page of this website displays details regarding your Eligible Options and how you can elect to participate.
Please be advised that this is only a short summary of the Offer. The Offer is subject to numerous terms and conditions, which are described in the documents posted on the Offer Documents page of this website, which were also filed with the United States Securities and Exchange Commission on July 8, 2009. You should carefully read these terms and conditions before deciding whether to participate in the Offer. The Offer is entirely voluntary and we make no recommendations as to whether you should participate in the Offer. You should consult with your own advisors regarding your decision.
Please note that, if you are a resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, you are required to complete and return a paper election form in addition to making your election on this website. Please review the documents in the Offer Documents page for information relating to this separate requirement.
INSTRUCTIONS:
Step 1: Carefully read the information contained in the Offer Documents page of this website.

The documents posted on the Offer Documents page of this website include the terms and conditions of the Offer, Q&A and other important information you should consider in making a decision about the Offer.
Step 2: Make your election on the Election Form page of this website. You will have the opportunity to review your election before submitting. Your election will not be recorded if you do not submit it.
Where the information provided on this website constitutes a financial promotion in the United Kingdom, it is being distributed only to and is directed only at employees of Willis Group Holdings Limited (all such persons together being referred to as “Relevant Persons”) for the purposes of the Willis Group Holdings Limited Amended and Restated 2001 Share Purchase and Option Plan in circumstances in which Article 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, applies. The information provided on this website must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is only available to Relevant Persons and will be engaged in only with Relevant Persons.

Willis Group Holdings Limited — Offer to Purchase Eligible Stock Options
Offer Documents
The Offer is subject to numerous terms and conditions, which are contained in the documents posted below and filed with the United States Securities and Exchange Commission on July 8, 2009. You can open these documents by clicking on the links below. Please carefully read the terms and conditions before deciding whether to participate in the Offer.

Document Title	Download

Schedule TO	Download

Offer to Purchase Eligible Stock Options	Download
If you are having difficulties opening or downloading documents, [click here] to download Acrobat Reader.

Willis Group Holdings Limited — Offer to Purchase Eligible Stock Options
Election Form
Name: <Forename> <Surname>
INSTRUCTIONS:
•	Important documents containing the terms and conditions of the Offer are posted on the Offer Documents page of this website.

•	Read the documents posted on the Offer Documents page of this website carefully before making your election.

•	Below is a list of your Eligible Options. To make your election, check “accept” or “decline” for each Option Grant.

•	Select “Next” to continue.
Eligible Options

Shares
Under
Outstanding
		Exercise			Options and
		Price Per	Shares Granted	Shares	Eligible for	Option
Plan ID	Grant Date	Share	under Option	Exercised	the Offer	Expiry Date	Election
☐ Yes, I accept the Offer
☐ No, I decline the Offer

☐ Yes, I accept the Offer
☐ No, I decline the Offer

☐ Yes, I accept the Offer
☐ No, I decline the Offer

☐ Yes, I accept the Offer
☐ No, I decline the Offer
Per Share Amount in US Dollars = US$2.04
Per Share Amount in my local currency = <local currency symbol> XX.XX
Total Payment in my local currency = <local currency symbol> XXX.XX
     I confirm that I am currently employed by the Company and am the holder of the Eligible Options shown above. I have received from the Company the offering materials filed with the United States Securities and Exchange Commission on Schedule TO on July 8, 2009 describing the Offer, and I am eligible to participate in the Offer. Unless the context otherwise requires, words and expressions used but not otherwise defined herein will have the same meanings as set forth in the offering materials. I have reviewed the list of my Eligible Options and understand that, by participating in the Offer, I agree to sell certain of these Eligible Options (as I indicated above).
     In return for my Eligible Option(s), I understand the Company will grant me the Total Payment shown above, subject to tax withholding and other terms and conditions described in the offering materials.
     For purposes of participating in the Offer, I hereby give up my entire ownership interest in the Eligible Option(s) as indicated above by my check in the “Yes” box in the “Election” column. I understand that such Eligible Option(s) become null and void as of the date that the Offer expires and any Eligible Options are accepted by the Company.
     I acknowledge that I will be unable to revoke the election I made above after the Offer expires, which is currently scheduled to occur at 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009.
     I hereby elect to participate in the Offer dated July 8, 2009 with respect to the Eligible Option(s) indicated above.
NEXT

Terms and Conditions:
1.	By agreeing to tender your Eligible Option(s), you hereby:
(a)	waive and release your Eligible Option(s);

(b)	accept the Offer as set forth in the offering materials; and

(c)	acknowledge and agree that any purported exercise of your Eligible Option(s) following the waiver and release of your Eligible Option(s) pursuant to the foregoing election will be invalid.
2.	You agree that any amounts received pursuant to the Offer: (i) are an extraordinary item which is outside the scope of your employment contract, if any; (ii) are not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
3.	Neither your participation in the Offer nor this election shall be construed so as to grant you any right to remain in the employ of the Company or any of its subsidiaries and shall not interfere with the ability of your current employer to terminate your employment relationship at any time with or without cause (subject to the terms of your employment contract, if any).
4.	For the exclusive purpose of implementing, administering and managing your participation in or withdrawal from the Offer, you hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer and the Company and its subsidiaries and affiliates. You understand that the Company and your employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Offer (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources department representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources department representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Offer. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources department representative.
5.	By submitting the above election you irrevocably (1) authorize the Company to deduct all relevant income tax, social insurance, payroll tax, payment on account or other tax-related withholding related to the Offer (the “Applicable Withholdings”) and account for those amounts to the relevant taxation authority; and (2) authorize the Company to remit the net amounts due to you. Regardless of any action that the Company or a subsidiary or affiliate of the Company takes with respect to the Applicable Withholdings, you acknowledge that the ultimate liability for all Applicable Withholdings is and remains your sole responsibility.
6.	You acknowledge that you may be accepting part or all of the Offer and the terms and conditions of this election in English and you agree to be bound accordingly.
7.	You agree that participation in the Offer is governed by the terms and conditions set forth herein and in the Offering Documents. You acknowledge that you have received the Offering Documents and have been afforded the opportunity to consult with your own investment, legal and/or tax advisors before making an election to participate in or reject the Offer and that you have knowingly accepted or rejected the Offer. You agree that any and all decisions or interpretations of the Company upon any questions relating to the Offer and this election will be given the maximum deference permitted by law, although you have all rights accorded to you under applicable law to challenge such decision or interpretation in a court of competent jurisdiction.
8.	Submitting your election constitutes a warranty by you that you are an employee of the Company and that you are a participant in the Company’s Amended and Restated 2001 Share Purchase and Option Plan or otherwise entitled to exercise your Eligible Option(s).
NEXT

Willis Group Holdings Limited — Offer to Purchase Eligible Stock Options
Election Form Summary
Name: <Forename> <Surname>
INSTRUCTIONS:
•	Please review the Offer Election Summary below.

•	If you want to change your election choice now, select the BACK button below and make your change (do not use the back arrow on your browser).

•	Select SUBMIT to complete making an election.
Eligible Options

Shares
under
Options
		Exercise			Outstanding
		Price Per	Shares Granted	Shares	and Eligible	Option
Plan ID	Grant Date	Share	under Option	Exercised	for the Offer	Expiry Date	Election
ACCEPTED

ACCEPTED

ACCEPTED

ACCEPTED
Per Share Amount in US Dollars = US$2.04
Per Share Amount in my local currency = <local currency symbol> XX.XX
Total Payment in my local currency = <local currency symbol> XXX.XX
     I confirm that I am currently employed by the Company and am the holder of the Eligible Options shown above. I have received from the Company the offering materials filed with the United States Securities and Exchange Commission on Schedule TO on July 8, 2009 describing the Offer, and I am eligible to participate in the Offer. Unless the context otherwise requires, words and expressions used but not otherwise defined herein will have the same meanings as set forth in the offering materials. I have reviewed the list of my Eligible Options and understand that, by participating in the Offer, I agree to sell certain of these Eligible Options (as I indicated above).
     In return for my Eligible Option(s), I understand the Company will grant me the Total Payment shown above, subject to tax withholding and other terms and conditions described in the offering materials.
     For purposes of participating in the Offer, I hereby give up my entire ownership interest in the Eligible Option(s) as indicated above by my check in the “Yes” box in the “Election” column. I understand that such Eligible Option(s) become null and void as of the date that the Offer expires and any Eligible Options are accepted by the Company.
     I acknowledge that I will be unable to revoke the election I made above after the Offer expires, which is currently scheduled to occur at 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009.
     I hereby elect to participate in the Offer dated July 8, 2009 with respect to the Eligible Option(s) indicated above.
BACK SUBMIT

Terms and Conditions:
1.	By agreeing to tender your Eligible Option(s), you hereby:
(a)	waive and release your Eligible Option(s);

(b)	accept the Offer as set forth in the offering materials; and

(c)	acknowledge and agree that any purported exercise of your Eligible Option(s) following the waiver and release of your Eligible Option(s) pursuant to the foregoing election will be invalid.
2.	You agree that any amounts received pursuant to the Offer: (i) are an extraordinary item which is outside the scope of your employment contract, if any; (ii) are not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
3.	Neither your participation in the Offer nor this election shall be construed so as to grant you any right to remain in the employ of the Company or any of its subsidiaries and shall not interfere with the ability of your current employer to terminate your employment relationship at any time with or without cause (subject to the terms of your employment contract, if any).
4.	For the exclusive purpose of implementing, administering and managing your participation in or withdrawal from the Offer, you hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer and the Company and its subsidiaries and affiliates. You understand that the Company and your employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Offer (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources department representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources department representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Offer. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources department representative.
5.	By submitting the above election you irrevocably (1) authorize the Company to deduct all relevant income tax, social insurance, payroll tax, payment on account or other tax-related withholding related to the Offer (the “Applicable Withholdings”) and account for those amounts to the relevant taxation authority; and (2) authorize the Company to remit the net amounts due to you. Regardless of any action that the Company or a subsidiary or affiliate of the Company takes with respect to the Applicable Withholdings, you acknowledge that the ultimate liability for all Applicable Withholdings is and remains your sole responsibility.
6.	You acknowledge that you may be accepting part or all of the Offer and the terms and conditions of this election in English and you agree to be bound accordingly.
7.	You agree that participation in the Offer is governed by the terms and conditions set forth herein and in the Offering Documents. You acknowledge that you have received the Offering Documents and have been afforded the opportunity to consult with your own investment, legal and/or tax advisors before making an election to participate in or reject the Offer and that you have knowingly accepted or rejected the Offer. You agree that any and all decisions or interpretations of the Company upon any questions relating to the Offer and this election will be given the maximum deference permitted by law, although you have all rights accorded to you under applicable law to challenge such decision or interpretation in a court of competent jurisdiction.
8.	Submitting your election constitutes a warranty by you that you are an employee of the Company and that you are a participant in the Company’s Amended and Restated 2001 Share Purchase and Option Plan or otherwise entitled to exercise your Eligible Option(s).
BACK SUBMIT

Willis Group Holdings Limited — Offer to Purchase Eligible Stock Options
Election Form Confirmation
Name: <Forename> <Surname>
     We are pleased to confirm that your election has been submitted. You will also receive an email to confirm this.
     If you accepted the Offer, your Eligible Options will be repurchased following the Offer Expiration Date (currently scheduled to be August 6, 2009) and you will receive your Total Payment, subject to tax withholding, on the first administratively practicable payroll date following the Offer Expiration Date. Assuming the Offer period is not extended, we expect that the date of payment will be August 31, 2009 in the United States, August 28, 2009 in the United Kingdom, and as soon as practicable in other countries depending on local payroll practices. For Eligible Optionees entitled to the cash payments who are located outside the United States, payments will be made in their local currency based on the U.S. Dollar exchange rate in effect as of June 30, 2009, which is the date on which we completed the valuation of the Eligible Options. No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid.
     If you declined to participate in the Offer, the Eligible Options will remain outstanding under their current terms and conditions, including exercise prices, vesting schedules and expiration dates.
     If the Offer period is extended, we will announce the extension no later than 9:00 A.M., New York (Eastern Daylight) Time, on the next business day following the previously scheduled Offer Expiration Date.
     Thank you for using the Willis Option Exchange website to complete the Election Process.
INSTRUCTIONS:
•	Please print a copy of this confirmation for your records and keep it in a safe place, then close this session.

•	Important Notice to Residents of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela: A copy of the paper election form will be emailed to you shortly by the Willis Share Plans team. In order for your election to be effective, you must complete and sign the paper election form and return it to the Company prior to the Offer Expiration Date by either (1) manually submitting it to your local administrator, whose identity will be confirmed when the paper election form is emailed to you, or (2) causing the Company to receive it prior to the Offer Expiration Date by mailing it to the return address provided in the paper election form. The information you enter into the paper election form regarding your election must be identical to the election you made on this website. We strongly encourage you to keep a copy of this confirmation so that you can correctly record your election in the paper election form.

•	To change your election before the Offer Expiration Date, click here: CHANGE ELECTION.

Eligible Options – Election Confirmation

Shares
under
Options
		Exercise			Outstanding
		Price Per	Shares Granted	Shares	and Eligible	Option
Plan ID	Grant Date	Share	under Option	Exercised	for the Offer	Expiry Date	Election
ACCEPTED

ACCEPTED

ACCEPTED

ACCEPTED
Per Share Amount in US Dollars = US$2.04
Per Share Amount in my local currency = <local currency symbol> XX.XX
Total Payment in my local currency = <local currency symbol> XXX.XX